SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                                April 15, 2002
                       (Date of earliest event reported)

                         SELAS CORPORATION OF AMERICA

            (Exact name of registrant as specified in its charter)



Pennsylvania
                                      1-5005               23-1069060
---------------------------------------------------------------------------
(State or other jurisdiction  (Commission File Number)  (IRS Employer
of incorporation)                                       Identification No.)


                    2034 Limekiln Pike, Dresher, PA 19025
              (Address of principal executive offices) (Zip Code)

                                (215) 646-6600
             (Registrant's telephone number, including area code)

                                     Not Applicable
     (Former name, former address and former fiscal year, if changed since last report)



      This Amendment amends the current report on Form 8-K dated April 19, 2002.

Item 5. Other Events

      On April 15, 2002 the Registrant entered into a second waiver and amendment agreement (the 'Agreement') with Wachovia Bank, National Association for its domestic and foreign revolving credit and term loan facilities and obtained a new domestic supplemental credit facility in the amount of $5,000,000 to be used for additional domestic borrowing and for the issuance of advance payment guarantees. Borrowings under the amended credit facilities bear interest at LIBOR plus 1.5% to 2.5% until the sale of the discontinued operations at which time the remaining credit facilities after paydown with proceeds, if any, from the sale bear interest at LIBOR plus 1.5% to 2.0% for the remaining term of the loan and a commitment fee of .25% per annum is payable on the unborrowed portion. In addition, the Registrant has agreed to pay a nonrefundable commitment fee of $150,000 plus an amount equal to 2% of that portion of the gross price of the sale of the European discontinued operation in excess of 7,000,000 Euros. The Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Agreement.


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Exhibit 4.1 Second Waiver and Amendment Agreement.




                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        Selas Corporation of America





                        By: /s/ Francis A. Toczylowski

                         --------------------------------
                         Francis A. Toczylowski.
                         Vice President, Secretary and Treasurer



Date: April 22, 2002